EXHIBIT 10.16

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is made and entered into as of December 30, 2004, by TRX, INC., a Georgia corporation (the “Borrower” and a “Grantor”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A SECURITY JOINDER AGREEMENT (each a “Guarantor” and a “Grantor”, and, together with the Borrower, collectively, the “Grantors”), in favor of BANK OF AMERICA, N.A., a national banking association (the “Lender”) for its benefit and the benefit of the Persons party to Related Credit Arrangements (as defined in the Credit Agreement (as defined below)) as more particularly described in Section 21 hereof. All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Lender has agreed to provide to the Borrower a $10,000,000 senior secured revolving credit facility with a letter of credit sublimit pursuant to a Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between the Borrower and the Lender;

WHEREAS, the Secured Parties may from time to time enter into Related Credit Arrangements for the benefit of the Borrower and/or its Subsidiaries;

WHEREAS, as collateral security for payment and performance of its obligations with respect to the Credit Extensions and the Related Credit Arrangements, the Borrower is willing to grant to the Lender a security interest in certain of its personal property and assets pursuant to the terms of this Security Agreement;

WHEREAS, each Guarantor is, directly or indirectly, a Subsidiary of the Borrower, will materially benefit from the Credit Extensions and the Related Credit Arrangements and is a party (as signatory or by joinder) to the Guaranty pursuant to which each Guarantor has guaranteed the full and prompt payment and performance of the obligations of the Borrower with respect to the Credit Extensions and the Related Credit Arrangements;

WHEREAS, as collateral security for payment and performance by each Guarantor of its Guarantor’s Obligations (as defined in the Guaranty), and the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) hereunder or under any of the other Loan Documents to which it is now or hereafter becomes a party, each Guarantor is willing to grant to the Lender a security interest in certain of its personal property and assets pursuant to the terms of this Security Agreement; and

WHEREAS, the Lender is unwilling to make the Credit Extensions from time to time and the Secured Parties are unwilling to enter into the Related Credit Arrangements from time to time unless the Borrower and the Guarantors enter into this Security Agreement;

NOW, THEREFORE, in order to induce the Lender to make the Credit Extensions from time to time and to induce the Secured Parties to enter into the Related Credit Arrangements from time to time, and in further consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1. Certain Definitions.

(a) Terms used in this Security Agreement, not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of Georgia (the “UCC”), shall have such meanings as provided in the UCC unless the context requires otherwise. The term “Qualifying Control Agreement” shall have the meaning set forth on Schedule 1 hereto.

(b) In addition, the following terms shall have the following definitions:

“Copyrights” means, collectively, all United States and foreign copyrights and copyright applications and including the right to recover for all past, present and future infringements thereof and all supplemental registrations, renewals, and extensions thereof, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.

“Licenses” means, collectively, all license agreements regarding Patents, Trademarks or Copyrights with any other party, whether the Grantor is a licensor or licensee under any such license agreement, and the right to prepare for sale, sell and advertise for sale all Inventory now or hereafter owned by the Grantor and now or hereafter covered by such licenses.

“Patents” means, collectively, all United States and foreign patents and patent applications and including the right to recover for all past, present and future infringements thereof and all reissues, divisions, continuations, continuations in part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.

“Trademarks” means, collectively, all United States and foreign trademarks, trade names, domain names, trade dress, service marks, trademark and service mark registrations, and applications for trademark or service mark registration and any renewals thereof (including without limitation each trademark, trade name, material domain name and service mark registration and application identified in Annex I attached hereto and incorporated herein by reference) and including all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto (including without limitation damages for past or future infringements thereof), the right to sue or otherwise recover for all past, present and future infringements thereof, all rights corresponding thereto throughout the world (but only such rights as now exist or may come to exist under applicable local law) and all other rights of any kind whatsoever of each Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark and service mark.

2. Grant of Security Interest. The Borrower hereby grants as collateral security for the payment, performance and satisfaction of all of the Obligations (whether now existing or hereafter arising), and each Guarantor hereby grants as collateral security for the payment, performance and satisfaction of all of its Guarantor’s Obligations (as defined in the Guaranty) (whether now existing or hereafter arising) (collectively, the “Secured Obligations”), to the Lender continuing first priority security interest in and to, and collaterally assigns to the Lender all of the following property of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

(a) All accounts, and including accounts receivable, contracts, bills, acceptances, choses in action, and other forms of monetary obligations at any time owing to such Grantor arising out of property sold, leased, licensed, assigned or otherwise disposed of or for services rendered or to be rendered by such Grantor, and all of such Grantor’s rights with respect to any property represented thereby, whether or not delivered, property returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation (collectively referred to hereinafter as “Accounts”);

(b) All inventory, including all goods manufactured or acquired for sale or lease, any piece goods, raw materials, work in process and finished merchandise, component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of such Grantor or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which such Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for such Grantor’s account (collectively referred to hereinafter as “Inventory”);

(c) All goods, including all machinery, equipment, motor vehicles, parts, supplies, apparatus, appliances, tools, patterns, molds, dies, blueprints, fittings, furniture, furnishings, fixtures and articles of tangible personal property of every description, and all computer programs embedded in any of the foregoing and all supporting information relating to such computer programs (collectively referred to hereinafter as “Equipment”);

(d) All general intangibles, including, with respect to each Grantor, all rights now or hereafter accruing to such Grantor under all other contracts, leases, agreements or other instruments, including all contracts or contract rights to perform or receive services, to purchase or sell goods, or to hold or use land or facilities, and to enforce all rights thereunder, all causes of action, corporate or business records, inventions, Patents and patent rights, rights in mask works, designs, trade names and Trademarks and all goodwill associated therewith, trade secrets, trade processes, Copyrights, Licenses, permits, franchises, customer lists, computer programs and software, all internet domain names and registration rights thereto, all internet websites and the content thereof, all payment intangibles, all claims under guaranties, tax refund claims, all rights and claims against carriers and shippers, leases, all claims under insurance policies, all interests in general and limited partnerships, limited liability companies, and other Persons not constituting Investment Property (as defined below), all rights to indemnification and all other intangible personal property and intellectual property of every kind and nature (collectively referred to hereinafter as “General Intangibles”);

(e) All deposit accounts, including demand, time, savings, passbook, or other similar accounts maintained with any bank by or for the benefit of such Grantor (collectively referred to hereinafter as “Deposit Accounts”);

(f) All chattel paper, including tangible chattel paper, electronic chattel paper, or any hybrid thereof (collectively referred to hereinafter as “Chattel Paper”);

(g) All investment property, including all securities, security entitlements, securities accounts, commodity contracts and commodity accounts of or maintained for the benefit of such Grantor, but excluding Pledged Interests subject to the Pledge Agreement (collectively referred to hereinafter as “Investment Property”);

(h) All instruments, including all promissory notes (collectively referred to hereinafter as “Instruments”);

(i) All documents, including warehouse receipts, bills of lading and other documents of title (collectively referred to hereinafter as “Documents”);

(j) All rights to payment or performance under letters of credit including rights to proceeds of letters of credit (“Letter-of-Credit Rights”), and all guaranties, endorsements, Liens, other Guaranty Obligations or supporting obligations of any Person securing or supporting the payment, performance, value or liquidation of any of the foregoing (collectively, with Letter-of-Credit Rights, referred to hereinafter as “Supporting Obligations”);

(k) The commercial tort claims identified on Schedule 9(i) hereto, as such Schedule may be supplemented from time to time in accordance with the terms hereof (collectively referred to hereinafter as “Commercial Tort Claims”);

(l) All books and records relating to any of the forgoing (including customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored)); and

(m) All proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies insuring any of the foregoing.

All of the property and interests in property described in subsections (a) through (m) are herein collectively referred to as the “Collateral.”

3. Perfection. As of the date of execution of this Security Agreement or Security Joinder Agreement by each Grantor, as applicable (with respect to each Grantor, its “Applicable Date”), such Grantor shall have:

(a) furnished the Lender with duly authorized financing statements in form, number and substance suitable for filing, sufficient under applicable law, and satisfactory to the Lender in order that upon the filing of the same the Lender, shall have a duly perfected security interest in all Collateral in which a security interest can be perfected by the filing of financing statements;

(b) furnished the Lender with properly executed Qualifying Control Agreements, issuer acknowledgments of the Lender’s interest in Letter-of-Credit Rights, and evidence of the placement of a restrictive legend on tangible chattel paper (and the tangible components of electronic Chattel Paper), and taken appropriate action acceptable to the Lender sufficient to establish the Lender’s control of electronic Chattel Paper (and the electronic components of hybrid Chattel Paper), as appropriate, with respect to Collateral in which either (i) a security interest can be perfected only by control or such restrictive legending, or (ii) a security interest perfected by control or accompanied by such restrictive legending shall have priority as against a lien creditor, a purchaser of such Collateral from the applicable Grantor, or a security interest perfected by Persons not having control or not accompanied by such restrictive legending, in each case in form and substance acceptable to the Lender and sufficient under applicable law so that the Lender, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by control; and

(c) delivered to the Lender or, if the Lender shall specifically consent in each instance, an agent or bailee of the Lender who has acknowledged such status in a properly executed Qualifying Control Agreement, possession of all Collateral with respect to which either a security interest can be perfected only by possession or a security interest perfected by possession shall have priority as against Persons not having possession, and including in the case of Instruments, Documents, and Investment Property in the form of certificated securities, duly executed endorsements or stock powers in blank, as the case may be, affixed thereto in form and substance acceptable to the Lender and sufficient under applicable law so that the Lender, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by possession;

with the effect that the Liens conferred in favor of the Lender shall be and remain duly perfected and of first priority subject only, to the extent applicable, to Permitted Liens. All financing statements (including all amendments thereto and continuations thereof), control agreements, certificates, acknowledgments, stock powers and other documents, electronic identification, restrictive legends, and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Lender’s security interest in Collateral, including such items as are described above in this Section 3, are sometimes referred to herein as “Perfection Documents”. The delivery of possession of items of or evidencing Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, the establishment of control over items of Collateral, and the taking of such other actions as may be necessary or advisable in the determination of the Lender to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Lender for the benefit of the Secured Parties in the Collateral is sometimes referred to herein as “Perfection Action”.

4. Maintenance of Security Interest; Further Assurances.

(a) Each Grantor will from time to time at its own expense, deliver specific assignments of Collateral or such other Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Loan Documents or as the Lender may reasonably request in connection with the administration or enforcement of this Security Agreement or related to the Collateral or any part thereof in order to carry out the terms of this Security Agreement, to perfect, protect, maintain the priority of or enforce the Lender’s security interest in the Collateral, subject only to Permitted Liens, or otherwise to better assure and confirm unto the Lender its rights, powers and remedies hereunder. Without limiting the foregoing, each Grantor hereby irrevocably authorizes the Lender to file (with, or to the extent permitted by applicable law, without the signature of the Grantor appearing thereon) financing statements (including amendments thereto and initial financing statements in lieu of continuation statements) or other Perfection Documents (including copies thereof) showing such Grantor as “debtor” at such time or times and in all filing offices as the Lender may from time to time determine to be necessary or advisable to perfect or protect the rights of the Lender hereunder, or otherwise to give effect to the transactions herein contemplated, any of which Perfection Documents, at the Lender’s election, may describe the Collateral as or including all assets of the Grantor. Each Grantor hereby irrevocably ratifies and acknowledges the Lender’s authority to have effected filings of Perfection Documents made by the Lender prior to its Applicable Date.

(b) With respect to any and all Collateral, each Grantor agrees to do and cause to be done all things necessary to perfect, maintain the priority of and keep in full force the security interest granted in favor of the Lender, including, but not limited to, the prompt payment upon demand therefor by the Lender of all fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Collateral in favor of the Lender, subject only to Permitted Liens. All amounts not so paid when due shall constitute additional Secured Obligations and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(c) Each Grantor agrees to maintain among its books and records appropriate notations or evidence of, and to make or cause to be made appropriate disclosure upon its financial statements of, the security interest granted hereunder to the Lender.

(d) Each Grantor agrees that, in the event any proceeds (other than goods) of Collateral shall be or become commingled with other property not constituting Collateral, then such proceeds may, to the extent permitted by law, be identified by application of the lowest intermediate balance rule to such commingled property.

(e) Each Grantor agrees that, should it have or obtain an ownership interest in any United States Patent, Trademark, Copyright or License: (i) the provisions of this Security Agreement shall automatically apply to such item, and such item shall automatically become part of the Collateral; (ii) such Grantor shall promptly after acquiring or becoming aware of such ownership interest, (A) give written notice thereof to the Lender, (B) take all reasonable and appropriate steps to protect such Collateral as, for example, by filing applications for their registration with the Patent and Trademark Office or the Copyright Office, and (C) promptly upon request therefore, prepare, execute and file in the Patent and Trademark Office or the Copyright Office, all documents that are known by such Grantor to be necessary or that Lender reasonably requests in order to perfect the security interests of the Lender therein. Each Grantor authorizes the Lender to execute and file such a document in the name of such Grantor if such Grantor fails to do so.

(f) Each Grantor agrees: (i) to take all necessary steps in any proceeding before the Patent and Trademark Office, the Copyright Office or any similar office or agency in any other country or any political subdivision thereof or in any court, to maintain and pursue each patent application now or hereafter included in the Collateral which the Grantor determines to be material or otherwise useful to the conduct of its business, and to maintain each such Patent, and each Trademark or Copyright now or hereafter included in the Collateral, including the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of fees, and the participation in interference, reexamination, opposition and infringement proceedings; (ii) to take corresponding steps with respect to unpatented inventions which the Grantor determines to be material or otherwise useful to the conduct of its business and on which such Grantor is now or hereafter becomes entitled to seek protection, including maintaining the confidentiality of such inventions if filing a patent application is not justified in the reasonable judgment of such Grantor; and (iii) to bear any expenses incurred in connection with such activities.

(g) No Grantor shall do any act or omit to do any act whereby any of the Collateral may become dedicated or abandoned, except where such dedication or abandonment (i) would not reasonably be expected to have a Material Adverse Effect, and (ii) is in the ordinary course of such Grantor’s business.

(h) Each Grantor agrees that in the event that any of the Collateral which is material to the operation of its business is infringed or misappropriated by a third party,

such Grantor shall take all reasonable steps to terminate the infringement or misappropriation, and take such other actions as such Grantor shall deem appropriate under the circumstances to protect such Collateral. Any expense incurred in connection with such activities shall be borne by such Grantor.

5. Receipt of Payment. In the event an Event of Default shall occur and be continuing and a Grantor (or any of its Affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Grantor shall hold all such items of payment in trust for the Lender for the benefit of the Secured Parties as the property of the Lender for the benefit of the Secured Parties, separate from the funds and other property of such Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Lender, such Grantor shall cause such Collateral to be forwarded to the Lender for its custody, possession and disposition in accordance with the terms hereof and of the other Loan Documents.

6. Preservation and Protection of Collateral.

(a) Except as otherwise expressly set forth in this Agreement, and so long as Lender complies with Section 9-207 of the UCC (it being understood that following reasonable banking practices shall be deemed to be an exercise of reasonable care), the Lender shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise; provided, that, each Grantor agrees that the Lender has no obligation to preserve rights to the Collateral against prior parties, to maintain or protect the value of any Investment Property, to take any action to collect any Accounts or to pursue actions of the type specified in any of clauses (e), (f), (g) or (h) of Section 4 above with respect to any Intellectual Property. Furthermore, each Grantor shall be responsible for the safekeeping of its Collateral, and in no event shall the Lender have any responsibility for (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof, or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling such Collateral.

(b) Each Grantor shall keep and maintain its tangible personal property Collateral in good operating condition and repair, ordinary wear and tear excepted. No Grantor shall permit any such items to become a fixture to real property (unless such Grantor has granted the Lender a Lien on such real property having a priority acceptable to the Lender) or accessions to other personal property.

(c) Each Grantor agrees (i) to pay when due all taxes, charges and assessments against the Collateral in which it has any interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a basis consistent with the application of GAAP in the Audited Financial Statements and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed, and (ii) to cause to be terminated and released all Liens (other than Permitted Liens) on the

Collateral. Upon the failure of any Grantor to so pay or contest such taxes, charges, or assessments, or cause such Liens to be terminated, the Lender at its option may pay or contest any of them or amounts relating thereto but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Lender, including reasonable costs, fees, expenses and disbursements of counsel, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Lender and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

7. Status of Grantors and Collateral Generally. Each Grantor represents and warrants to, and covenants with, the Lender, with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a) It is at its Applicable Date (or as to Collateral acquired after its Applicable Date will be upon the acquisition of the same) and, except as permitted by the Credit Agreement and subsection (b) of this Section 7, will continue to be, the owner of the Collateral, free and clear of all Liens, other than the security interest hereunder in favor of the Lender and Permitted Liens, and that it will at its own cost and expense defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than holders of Permitted Liens) to the extent of their claims permitted under the Credit Agreement at any time claiming the same or any interest therein adverse to the Lender. Upon the failure of any Grantor so to defend, the Lender may do so at its option but shall not have any obligation to do so. All sums so disbursed by the Lender, including reasonable costs, fees, expenses and disbursements of counsel, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Lender and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(b) It shall not (i) sell, assign, transfer, lease, license or otherwise dispose of any of, or grant any option with respect to, the Collateral, except for dispositions permitted under the Credit Agreement, (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interests created by this Security Agreement and Permitted Liens, or (iii) take any other action in connection with any of the Collateral that would materially impair the value of the interest or rights of such Grantor in the Collateral taken as a whole or that would materially impair the interest or rights of the Lender.

(c) It has full power, legal right and lawful authority to enter into this Security Agreement (and any Security Joinder Agreement applicable to it) and to perform its terms, including the grant of the security interests in the Collateral herein provided for.

(d) No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person which has not been given or obtained, as the case may be, is required either (i) for the grant by such Grantor of the security interests granted hereby or for the execution, delivery or performance of this Security Agreement (or any Security Joinder Agreement) by such Grantor, or (ii) for the perfection of or the exercise by the Lender, of its rights and remedies hereunder, except for action required by the Uniform Commercial Code (as in effect in any applicable jurisdiction) to perfect and exercise remedies with respect to the security interest conferred hereunder.

(e) No effective financing statement or other Perfection Document similar in effect, nor any other Perfection Action, covering all or any part of the Collateral purported to be granted or taken by or on behalf of such Grantor (or by or on behalf of any other Person and which remains effective as against all or any part of the Collateral) has been filed in any recording office, delivered to another Person for filing (whether upon the occurrence of a contingency or otherwise), or otherwise taken, as the case may be, except such as pertain to Permitted Liens and such as may have been filed for the benefit of, delivered to, or taken in favor of, the Lender in connection with the security interests conferred hereunder.

(f) Schedule 7(f) attached hereto contains true and complete information as to each of the following: (i) the exact legal name of each Grantor as it appears in its Organization Documents as of its Applicable Date and at any time during the five (5) year period ending as of its Applicable Date (the “Covered Period”), (ii) the jurisdiction of formation and form of organization of each Grantor, and the identification number of such Grantor in its jurisdiction of formation (if any), (iii) each address of the chief executive office of each Grantor as of its Applicable Date and at any time during the Covered Period, (iv) all trade names or trade styles used by such Grantor as of its Applicable Date and at any time during the Covered Period, (v) the address of each location of such Grantor at which any tangible personal property Collateral (including Account Records (as hereinafter defined) and Account Documents (as hereinafter defined)) is located at its Applicable Date or has been located at any time during the Covered Period, (vi) with respect to each location described in clause (v) that is not owned beneficially and of record by such Grantor, the name and address of the owner thereof; and (vii) the name of each Person other than such Grantor and the address of such Person at which any tangible personal property Collateral of such Grantor is held under any warehouse, consignment, bailment or other arrangement as of its Applicable Date. No Grantor shall change its name, change its jurisdiction of formation (whether by reincorporation, merger or otherwise), change the location of its chief executive office, or utilize any additional location where tangible personal property Collateral (including Account Records and Account Documents) may be located, except in each case upon giving not less than thirty (30) days’ prior written notice to the Lender and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Lender to perfect or protect, or maintain the perfection and priority of, the Lien of the Lender in Collateral contemplated hereunder.

(g) No Grantor shall engage in any consignment transaction in respect of any of the Collateral, whether as consignee or consignor, without the prior written consent of the Lender in each instance.

(h) No Grantor shall cause, suffer or permit any of the tangible personal property Collateral (i) to be evidenced by any document of title (except for shipping documents as necessary or customary to effect the receipt of raw materials or components or the delivery of inventory to customers, in each case in the ordinary course of business) or (ii) to be in the possession, custody or control of any warehouseman or other bailee unless such location and Person are set forth on Schedule 7(f) or the Lender shall have received not less than thirty (30) days’ prior written notice of each such transaction, the Lender shall have received a duly executed Qualifying Control Agreement from such warehouseman or bailee, and the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Lender may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

(i) No tangible personal property Collateral is or shall be located at any location that is leased by such Grantor from any other Person other than Inventory the value of which, when aggregated with all other Inventory kept at any location which is leased by all Grantors, is less than $50,000, unless (x) such location and lessor is set forth on Schedule 7(f) attached hereto or such Grantor provides not less than thirty (30) days’ prior written notice thereof to the Lender, (y) to the extent required by the Lender, such lessor acknowledges the Lien in favor of the Lender conferred hereunder and waives its statutory and consensual liens and rights with respect to such Collateral in form and substance acceptable to the Lender and delivered in writing to the Lender prior to any Collateral being located at any such location, and (z) the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Lender may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

8. Inspection. The Lender (by any of its officers, employees and agents) shall have the right (at any reasonable times during such Grantor’s usual business hours upon reasonable advance written notice to an executive officer of any Grantor unless an Event of Default has occurred and is continuing, in which case no such advance notice shall be necessary and such inspections may take place at any times during usual business hours) to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss such Grantor’s affairs and finances with any Person (other than Persons obligated on any Accounts (“Account Debtors”) except as expressly otherwise permitted in the Loan Documents) and to verify with any Person other than (except as expressly otherwise permitted in the Loan Documents) Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss such Grantor’s affairs and finances with such Grantor’s Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral with such Account Debtors. Upon or after the occurrence and during the continuation of an Event of Default, the Lender may at any time and from time to time employ and maintain on such Grantor’s premises a custodian selected by the Lender who shall have full authority to do all acts necessary to protect the Lender’s interest. All expenses incurred by the Lender by reason of the employment of such custodian shall be paid by such Grantor on demand from time to time and shall be added to the Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

9. Specific Collateral.

(a) Accounts. With respect to its Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and, where applicable, covenants to the Lender that:

(i) Each Grantor shall keep accurate and complete records of its Accounts (“Account Records”) and from time to time at the request of the Lender such Grantor shall provide the Lender with a schedule of Accounts in form and substance acceptable to the Lender describing all Accounts created or acquired by such Grantor (“Schedule of Accounts”); provided, however, that such Grantor’s failure to execute and deliver any such Schedule of Accounts shall not affect or limit the Lender’s security interest or other rights in and to any Accounts. If requested by the Lender, each Grantor shall furnish the Lender with copies of proof of delivery and other documents relating to the Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, “Account Documents”) and such other matter and information relating to the status of then existing Accounts as the Lender shall request.

(ii) All Account Records and Account Documents are and shall at all times be located only at such Grantor’s current chief executive office as set forth on Schedule 7(f) attached hereto, such other locations as are specifically identified on Schedule 7(f) attached hereto as an “Account Documents location,” or as to which the Grantor has complied with Section 7(f) hereof.

(iii) The Accounts are genuine, are in all respects what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document.

(iv) The Accounts cover the rendition by such Grantor of services to, or license fees from, Account Debtors in the ordinary course of business.

(v) The amounts of the face value of any Account shown or reflected on any Schedule of Accounts, invoice statement, or certificate delivered to the Lender, are actually owing to such Grantor and are not contingent for any reason; and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $100,000 in the aggregate, or greater than $50,000 individually, existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto.

(vi) Except for conditions generally applicable to such Grantor’s industry and markets as of the date of this Agreement, there are no facts, events, or occurrences known to such Grantor pertaining particularly to any Accounts which are reasonably expected to materially impair in any way the validity, collectibility or enforcement of Accounts that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, or on any certificate, contract, invoice or statement delivered to the Lender with respect thereto.

(vii) The property or services giving rise thereto are not, and were not at the time of the sale or performance thereof, subject to any Lien, claim, encumbrance or security interest, except those of the Lender and Permitted Liens.

(viii) In the event any amounts due and owing in excess of $50,000 individually, or $100,000 in the aggregate amount, are in dispute between any Account Debtor and a Grantor (which shall include without limitation any dispute in which an offset claim or counterclaim may result), such Grantor shall provide the Lender with written notice thereof as soon as practicable, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

(b) Inventory. With respect to its Inventory whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and, where applicable, covenants to the Lender that:

(i) Each Grantor shall keep accurate and complete records itemizing and describing the kind, type, location and quantity of Inventory, its cost therefor and the selling price of Inventory held for sale, and the daily withdrawals therefrom and additions thereto, and shall furnish to the Lender from time to time as requested by the Lender, a current schedule of Inventory (“Schedule of Inventory”) based upon its most recent physical inventory and its daily inventory records. Each Grantor shall conduct a physical inventory no less frequently than annually, and shall furnish to the Lender such other documents and reports thereof as the Lender shall reasonably request with respect to the Inventory.

(ii) All Inventory other than Inventory having a value of less than of $50,000 individually, or $100,000 in the aggregate amount for all locations, is and shall at all times be located only at such Grantor’s locations as set forth on

Schedule 7(f) attached hereto or at such other locations as to which such Grantor has complied with Section 7(f) hereof. No Grantor shall, other than in the ordinary course of business in connection with its sale, lease, license or other permitted disposition, remove any Inventory having an individual or aggregate value in excess of that stated in the preceding sentence from such locations.

(iii) If any Account Debtor returns any Inventory to a Grantor after shipment thereof, and such return generates a credit in excess of $50,000 on any individual Account or $100,000 in the aggregate on any Accounts of such Account Debtor, such Grantor shall notify the Lender in writing of the same as soon as practicable.

(c) Equipment. With respect to its Equipment whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and, where applicable, covenants to the Lender that:

(i) The Grantors, as soon as practicable following a request therefor by the Lender, shall deliver to the Lender any and all evidence of ownership of any of the Equipment (including without limitation certificates of title and applications for title).

(ii) The Grantors shall maintain accurate, itemized records describing the kind, type, quality, quantity and value of its Equipment and shall furnish the Lender upon request with a current schedule containing the foregoing information, but, other than during the continuance of an Event of Default, not more often than twice per fiscal year.

(iii) All Equipment, other than Equipment having a value of less than $50,000 individually, or $100,000 in the aggregate for all locations, is and shall at all times be located only at such Grantor’s locations as set forth on Schedule 7(f) attached hereto or at such other locations as to which such Grantor has complied with Section 7(f) hereof. No Grantor shall, other than as expressly permitted hereunder or under the Credit Agreement, sell, lease, transfer, dispose of or remove any Equipment having an aggregate value in excess of that stated in the preceding sentence from such locations.

(d) Supporting Obligations. With respect to its Supporting Obligations whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and, where applicable, covenants to the Lender that:

(i) Each Grantor shall (A) maintain at all times, and furnish to the Lender quarterly, and in any event not later than the respective dates established in Sections 6.01(a) and 6.01(b) of the Credit Agreement for the delivery of financial statements, and otherwise from time to time at the Lender’s request, a current list identifying in reasonable detail each Supporting Obligation relating to any Collateral from a single obligor in excess of $50,000, and (B) upon the request of the Lender from time to time following the occurrence and during the continuance of any Default or Event of Default, deliver to the Lender the originals of all documents evidencing or constituting Supporting Obligations, together with such other documentation (executed as appropriate by the Grantor) and information as may be necessary to enable the Lender to realize upon the Supporting Obligations in accordance with their respective terms or transfer the Supporting Obligations as may be permitted under the Loan Documents or by applicable law.

(ii) With respect to each letter of credit giving rise to Letter-of-Credit Rights that has an aggregate stated amount available to be drawn in excess of $50,000 each Grantor shall, at the request of the Lender, use its best efforts to cause the issuer thereof to execute and deliver to the Lender a Qualifying Control Agreement.

(iii) With respect to each transferable letter of credit giving rise to Letter of Credit Rights that has an aggregate stated amount available to be drawn in excess of $50,000, each Grantor shall, promptly upon the Lender’s request, deliver to the Lender a duly executed, undated transfer form in blank sufficient in form and substance under the terms of the related letter of credit to effect, upon completion and delivery to the letter of credit issuer together with any required fee, the transfer of such letter of credit to the transferee identified in such form. Each Grantor hereby expressly authorizes the Lender following the occurrence and during the continuance of any Event of Default to complete and tender each such transfer form as transferor in its own name or in the name, place and stead of the Grantor in order to effect any such transfer, either to the Lender or to another transferee, as the case may be, in connection with any sale or other disposition of Collateral or for any other purpose permitted under the Loan Documents or by applicable law.

(e) Investment Property. With respect to its Investment Property whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and, where applicable, covenants to the Lender that:

(i) Schedule 9(e) attached hereto contains a true and complete description of (x) the name and address of each securities intermediary with which such Grantor maintains a securities account in which Investment Property is or may at any time be credited or maintained, and (y) all other Investment Property of such Grantor other than interests in Subsidiaries in which such Grantor has granted a Lien to the Lender pursuant to a Pledge Agreement.

(ii) Except with the express prior written consent of the Lender in each instance, all Investment Property other than interests in Subsidiaries in which such Grantor has granted a Lien to the Lender for the benefit of the Secured Parties pursuant to a Pledge Agreement shall be maintained at all times in the form of (a) certificated securities, which certificates shall have been delivered to the Lender together with duly executed undated stock powers endorsed in blank pertaining thereto, or (b) security entitlements credited to one or more securities accounts as to each of which the Lender has received (1) copies of the account agreement between the applicable securities intermediary and the Grantor and the most recent statement of account pertaining to such securities account (each certified to be true and correct by an officer of the Grantor) and (2) a Qualifying Control Agreement from the applicable securities intermediary which remains in full force and effect and as to which the Lender has not received any notice of termination. Without limiting the generality of the foregoing, no Grantor shall cause, suffer or permit any Investment Property to be credited to or maintained in any securities account not listed on Schedule 9(e) attached hereto except in each case upon giving not less than thirty (30) days’ prior written notice to the Lender and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Lender to perfect or protect, or maintain the perfection and priority of, the Lien of the Lender for the benefit of the Secured Parties in Collateral contemplated hereunder.

(iii) All dividends and other distributions with respect to any of the Investment Property shall be subject to the security interest conferred hereunder, provided, however, that cash dividends paid to a Grantor as record owner of the Investment Property may be disbursed to and retained by such Grantor so long as no Default or Event of Default shall have occurred and be continuing, free from any Lien hereunder.

(iv) So long as no Default or Event of Default shall have occurred and be continuing, the registration of Investment Property in the name of a Grantor as record and beneficial owner shall not be changed and such Grantor shall be entitled to exercise all voting and other rights and powers pertaining to Investment Property for all purposes not inconsistent with the terms hereof or of any Qualifying Control Agreement relating thereto.

(v) Upon the occurrence and during the continuance of any Default or Event of Default, at the option of the Lender, all rights of the Grantors to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to clause (iv) immediately above shall cease and the Lender may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Lender or its nominee or agent and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Grantor hereby appoints the Lender as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Investment Property upon the occurrence and during the continuance of any Default or Event of Default, which proxy is coupled with an interest and is irrevocable until the Facility Termination Date, and each Grantor hereby agrees to provide such further proxies as the Lender may request; provided, however, that the Lender in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

(vi) Upon the occurrence and during the continuance of any Default or Event of Default, all rights of the Grantors to receive and retain cash dividends and other distributions upon or in respect to Investment Property pursuant to clause (iii) above shall cease and shall thereupon be vested in the Lender, and each Grantor shall, or shall cause, all such cash dividends and other distributions with respect to the Investment Property to be promptly delivered to the Lender (together, if the Lender shall request, with any documents related thereto) to be held, released or disposed of by it hereunder or, at the option of the Lender, to be applied to the Secured Obligations.

(f) Deposit Accounts. With respect to its Deposit Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and, where applicable, covenants to the Lender that:

(i) Schedule 9(f) attached hereto contains a true and complete description of the name and address of each depositary institution with which such Grantor maintains a Deposit Account.

(ii) Except with the express prior written consent of the Lender in each instance, all Deposit Accounts shall be maintained at all times with depositary institutions as to which the Lender shall have received a Qualifying Control Agreement. Without limiting the generality of the foregoing, no Grantor shall cause, suffer or permit (x) any deposit to be evidenced by a certificate of deposit unless such certificate of deposit is a negotiable instrument and immediately upon receipt thereof such certificate shall have been delivered to the Lender, together with a duly executed undated assignment in blank affixed thereto, or (y) any Deposit Account not listed on Schedule 9(f) attached hereto to be opened or maintained except in each case upon giving not less than thirty (30) days’ prior written notice to the Lender and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Lender to perfect or protect, or maintain the perfection and priority of, the Lien of the Lender for the benefit of the Secured Parties in Collateral contemplated hereunder.

(g) Chattel Paper. Each Grantor represents, warrants and, where applicable, covenants to the Lender that it has no Chattel Paper and will not, without the prior written consent of the Lender, engage in any transaction pursuant to which such Grantor acquires any Chattel Paper.

(h) Instruments. With respect to its Instruments whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and, where applicable, covenants to the Lender that:

(i) Each Grantor shall (i) maintain at all times, and furnish to the Lender quarterly, and in any event not later than the respective dates established in Sections 6.01(a) and 6.01(b) of the Credit Agreement for the delivery of financial statements, and otherwise from time to time at the Lender’s request, a current list identifying in reasonable detail Instruments of which such Grantor is the payee or holder and having a face amount payable in excess of $50,000, and (ii) upon the request of the Lender from time to time, deliver to the Lender the originals of all such Instruments, together with duly executed undated endorsements in blank affixed thereto and such other documentation and information as may be necessary to enable the Lender to realize upon the Instruments in accordance with their respective terms or transfer the Instruments as may be permitted under the Loan Documents or by applicable law.

(ii) Other than in the ordinary course of business and in keeping with reasonable and customary practice, no Grantor shall amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Instrument, in any case in such a manner as could reasonably be expected to materially adversely affect the value of affected Instrument as collateral.

(i) Commercial Tort Claims. With respect to its Commercial Tort Claims whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and, where applicable, covenants to the Lender that:

(i) Schedule 9(i) attached hereto contains a true and complete list of all Commercial Tort Claims in which any Grantor has an interest and which have been identified by a Grantor as of its Applicable Date, and as to which the Grantor believes in good faith there exists the possibility of recovery (including by way of settlement) of monetary relief in excess of $50,000 (“Grantor Claims”). Each Grantor shall furnish to the Lender quarterly, and in any event not later than the respective dates established in Sections 6.01(a) and 6.01(b) of the Credit Agreement for the delivery of financial statements, a certificate of an officer of such Grantor referring to this Section 9(i) and (x) identifying all Grantor Claims that are not then described on Schedule 9(i) attached hereto and stating that each of such additional Grantor Claims shall be deemed added to such Schedule 9(i) and shall constitute a Commercial Tort Claim, a Grantor Claim, and additional Collateral hereunder, and (y) summarizing the status or disposition of any Grantor Claims that have been settled, or have been made the subject of any binding mediation, judicial or arbitral proceeding, or any judicial or arbitral order on the merits, or that have been abandoned. With respect to each such additional Grantor Claim, such Grantor Claim shall be and become part of the Collateral hereunder from the date such claim is identified to the Lender as provided above without further action, and (ii) the Lender is hereby authorized at the expense of the applicable Grantor to execute and file such additional financing statements or amendments to previously filed financing statements, and take such other action as it may deem necessary or advisable, to perfect the Lien on such additional

Grantor Claims conferred hereunder, and the Grantor shall, if required by applicable law or otherwise at the request of the Lender, execute and deliver such Perfection Documents and take such other Perfection Action as the Lender may determine to be necessary or advisable to perfect or protect the Lien of the Lender in such additional Grantor Claims conferred hereunder.

(j) Patents. Each Grantor represents and warrants that it has no Patents as of the date hereof.

(k) Trademarks. Each Grantor represents and warrants that it has no Trademarks as of the date hereof except the Trademarks listed in Annex I attached hereto.

(1) Copyrights. Each Grantor represents and warrants that it has no material registered Copyrights or copyright applications as of the date hereof.

10. Casualty and Liability Insurance Required.

(a) Each Grantor will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations including:

(i) casualty insurance on the Inventory and the Equipment in an amount not less than the full insurable value thereof, against loss or damage by theft, fire, lightning and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard broad form of extended coverage endorsement at the time in use in the states in which the Collateral is located;

(ii) comprehensive general liability insurance against claims for bodily injury, death or property damage occurring with or about such Collateral (such coverage to include provisions waiving subrogation against the Lender), with the Lender as additional insureds thereunder, in amounts as shall be reasonably satisfactory to Lender;

(iii) liability insurance with respect to the operation of its facilities under the workers’ compensation laws of the states in which such Collateral is located, in amounts as shall be reasonably satisfactory to Lender; and

(iv) business interruption insurance in amounts as shall be reasonably satisfactory to Lender.

(b) Each insurance policy obtained in satisfaction of the requirements of Section l0(a):

(i) may be provided by blanket policies now or hereafter maintained by each or any Grantor or by the Borrower;

(ii) shall be issued by such insurer (or insurers) as shall be financially responsible, of recognized standing and reasonably acceptable to the Lender;

(iii) shall be in such form and have such provisions (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause) as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable in all respects to the Lender;

(iv) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least 30 days’ prior written notice to the Lender, except for non-payment of premium, as to which such policies shall provide for at least ten (10) days’ prior written notice to the Lender; and

(v) without limiting the generality of the foregoing, all insurance policies where applicable under Section 10(a)(i) carried on the Collateral shall name the Lender, as loss payee and the Lender as a party insured thereunder in respect of any claim for payment.

(c) Prior to expiration of any such policy, such Grantor shall furnish the Lender with evidence satisfactory to the Lender that the policy or certificate has been renewed or replaced or is no longer required by this Security Agreement.

(d) Each Grantor hereby makes, constitutes and appoints the Lender (and all officers, employees or agents designated by the Lender), as such Grantor’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance, which appointment is coupled with an interest and is irrevocable; provided, that the powers pursuant to such appointment shall be exercisable only upon the occurrence and during the continuation of an Event of Default.

(e) In the event such Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any of its Collateral in good repair and good operating condition, the Lender may (but shall be under no obligation to), without waiving or releasing any Secured Obligation or Default or Event of Default by such Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Lender, including reasonable costs, fees, expenses and disbursements of counsel, court costs, expenses and other charges related thereto, shall be payable on demand by such Grantor to the Lender, shall be additional Secured Obligations secured by the Collateral, and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(f) Each Grantor agrees that to the extent that it shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required by Section 10(a), it shall in the event of any loss or casualty pay promptly to the Lender, to be held in a separate account for application in accordance with the provisions of Section 10(h), such amount as would have been received as Net Proceeds (as hereinafter defined) by the Lender, under the provisions of Section 10(h) had such insurance been carried to the extent required.

(g) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 10(a)(ii) and l0(a)(iii) shall be applied by such Grantor toward satisfaction of the claim or liability with respect to which such insurance proceeds may be paid.

(h) The Net Proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Section 10(a)(i) hereof shall be paid to such Grantor and held by such Grantor in a separate account and applied, as long as no Event of Default shall have occurred and be continuing, as follows: after any loss under any such insurance and payment of the proceeds of such insurance, each Grantor shall have a period of 90 days after payment of the insurance proceeds with respect to such loss to elect to either (x) repair or replace the Collateral so damaged, (y) apply such Net Proceeds to the acquisition of tangible assets constituting Collateral used or useful in the conduct of the business of such Grantor, subject to the provisions of this Security Agreement, or, in the case of Borrower, (z) use such Net Proceeds to prepay any Loan in accordance with Section 2.04(a) of the Credit Agreement. If such Grantor elects to repair or replace the Collateral so damaged, such Grantor agrees the Collateral shall be repaired to a condition substantially similar to or of better quality or higher value than its condition prior to damage or replaced with Collateral in a condition substantially similar to or of better quality or higher value than the condition of the Collateral so replaced prior to damage. At all times during which an Event of Default shall have occurred and be continuing, the Lender shall be entitled to receive direct and immediate payment of the proceeds of such insurance and such Grantor shall take all action as the Lender may reasonably request to accomplish such payment. Notwithstanding the foregoing, in the event such Grantor shall receive any such proceeds, such Grantor shall immediately deliver such proceeds to such Lender as additional Collateral, and pending such delivery shall hold such proceeds in trust for the benefit of the Lender and keep the same segregated from its other funds.

(i) “Net Proceeds” when used with respect to any insurance proceeds shall mean the gross proceeds from such proceeds, award or other amount, less all taxes, fees and expenses (including costs, fees, expenses and disbursements of counsel) incurred in the realization thereof.

(j) In case of any material damage to, destruction or loss of, or claim or proceeding against, all or any material part of the Collateral pledged hereunder by a

Grantor, such Grantor shall give prompt notice thereof to the Lender. Each such notice shall describe generally the nature and extent of such damage, destruction, loss, claim or proceeding. Subject to Section 10(d), each Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance other than losses relating to claims made directly against the Lender as to which the insurance described in Section 10(a)(ii) or (iii) is applicable.

(k) The provisions contained in this Security Agreement pertaining to insurance shall be cumulative with any additional provisions imposing additional insurance requirements with respect to the Collateral or any other property on which a Lien is conferred under any Security Instrument.

11. Rights and Remedies Upon Event of Default. Upon and after an Event of Default, the Lender shall have the following rights and remedies in addition to any rights and remedies set forth elsewhere in this Security Agreement or the other Loan Documents, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

(a) All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or any other Loan Document;

(b) The right to foreclose the Liens and security interests created under this Security Agreement by any available judicial procedure or without judicial process;

(c) The right to (i) enter upon the premises of a Grantor through self-help and without judicial process, without first obtaining a final judgment or giving such Grantor notice or opportunity for a hearing on the validity of the Lender’s claim and without any obligation to pay rent to such Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Lender or any agent of the Lender, for such time as the Lender may desire, in order effectively to collect or liquidate the Collateral, (ii) require such Grantor or any bailee or other agent of such Grantor to assemble the Collateral and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties, and (iii) notify any or all Persons party to a Qualifying Control Agreement or who otherwise have possession of or control over any Collateral of the occurrence of an Event of Default and other appropriate circumstances, and exercise control over and take possession or custody of any or all Collateral in the possession, custody or control of such other Persons;

(d) The right to (i) exercise all of a Grantor’s rights and remedies with respect to the collection of Accounts, Chattel Paper, Instruments, Supporting Obligations and General Intangibles (collectively, “Payment Collateral”), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise; (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control, in any manner, of any item of payment or proceeds referred to in

Section 5 above; (v) prepare, file and sign a Grantor’s name on any Proof of Claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of a Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (vii) use the information recorded on or contained on a Grantor’s internet website or otherwise in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (viii) open such Grantor’s mail and collect any and all amounts due to such Grantor from any Account Debtors or other obligor in respect of Payment Collateral; (ix) take over such Grantor’s post office boxes or make other arrangements as the Lender, deems necessary to receive such Grantor’s mail, including notifying the post office authorities to change the address for delivery of such Grantor’s mail to such address as the Lender may designate; (x) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Lender and that Lender has a security interest therein (provided that the Lender may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); each Grantor hereby agrees that any such notice, in the Lender’s sole discretion, may (but need not) be sent on such Grantor’s stationery, in which event such Grantor shall co-sign such notice with the Lender if requested to do so by the Lender; and (xi) do all acts and things and execute all documents necessary, in Lender’s sole discretion, to collect the Payment Collateral; and

(e) The right to sell all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at such time or times, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Lender, in its sole discretion, may deem advisable. The Lender shall have the right to conduct such sales on a Grantor’s premises or elsewhere and shall have the right to use a Grantor’s premises without charge for such sales for such time or times as the Lender may see fit. The Lender may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that the Lender has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person. The Lender is hereby granted an irrevocable fully paid license or other right (including each Grantor’s rights under any license or any franchise agreement), each of which shall remain in full force and effect until the Facility Termination Date, to use, without charge, each of the labels, patents, copyrights, names, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature owned or licensed by any Grantor, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Lender shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Lender shall deem appropriate, but the Lender shall have the right to sell or dispose of the Collateral without such processing and no Grantor shall have any claim against the Lender for the value that may have been added to such Collateral with such processing. In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor. All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations. Each Grantor recognizes that the Lender may be unable to effect a public sale of certain of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities (“Affected Collateral”), and that as a consequence of such prohibitions and restrictions the Lender may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire Affected Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Affected Collateral sold to any Person or group. Each Grantor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to such Grantor than if such Affected Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Lender has no obligation to delay the sale of any Affected Collateral for the period of time necessary to permit the Grantor or any other Person to register or otherwise qualify them under or exempt them from any applicable restriction, even if such Grantor or other Person would agree to register or otherwise qualify or exempt such Affected Collateral so as to permit a public sale under the Securities Act or applicable state law. Each Grantor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of Affected Collateral shall be deemed to be dispositions in a commercially reasonable manner. Each Grantor hereby acknowledges that a ready market may not exist for Affected Collateral that is not traded on a national securities exchange or quoted on an automated quotation system.

The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all costs, fees, expenses and disbursements of counsel) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 8.03 of the Credit Agreement. Each Grantor shall be liable to the Lender, and shall pay to the Lender, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

12. Attorney-in-Fact. Each Grantor hereby appoints the Lender as the Grantor’s attorney-in-fact for the purpose of carrying out the provisions of this Security Agreement and taking any action and executing any instrument which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Lender shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Lender shall have the right and power:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c) to endorse such Grantor’s name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Lender’s possession or the Lender’s control, and deposit the same to the account of the Lender, on account and for payment of the Secured Obligations;

(d) to file any claims or take any action or institute any proceedings that the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender, with respect to any of the Collateral; and

(e) to execute, in connection with any sale or other disposition of Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto.

13. Reinstatement. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Lender or is repaid by the Lender in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Grantor or any other Loan Party or otherwise, all as though such payment had not been made. The provisions of this Section 13 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

14. Certain Waivers by the Grantors. Each Grantor waives to the extent permitted by applicable law (a) any right to require the Lender or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, including without limitation any Loan Party, (y) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, (d) any right to enforce any remedy which the Lender or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Lender. Each Grantor authorizes the Lender and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as the Lender or obligee in its discretion may determine.

The Lender may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor shall be a complete and full acquittance for the Collateral so delivered, and the Lender shall thereafter be discharged from any liability or responsibility therefor.

15. Continued Powers. Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Lender hereunder shall continue to exist and may be exercised by the Lender at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Grantor may have ceased.

16. Other Rights. The rights, powers and remedies given to the Lender by this Security Agreement shall be in addition to all rights, powers and remedies given to the Lender under any other Loan Document or any agreement or instrument executed in connection with any Related Credit Arrangement (together with the Loan Documents, collectively, the “Related Agreements”) or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Lender in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the applicable Related Agreement.

17. Anti-Marshaling Provisions. The right is hereby given by each Grantor to the Lender, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Lender without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Lender, the Lender shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Security Agreement. Each Grantor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any other Related Agreement.

18. Entire Agreement. This Security Agreement and each Security Joinder Agreement, together with the other Related Agreements, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents. The express terms hereof and of the Security Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Security Agreement nor any Security Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

19. Third Party Reliance. Each Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof and of the Security Joinder Agreements as conclusive evidence of the right of the Lender, to exercise its rights hereunder or thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such Persons.

20. Binding Agreement; Assignment. This Security Agreement and each Security Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Security Agreement, any Security Joinder Agreement or any interest herein or therein or, except as expressly permitted herein or in the Credit Agreement, in the Collateral or any part thereof or interest therein. Without limiting the generality of the foregoing sentence of this Section 20, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Section 9.06 thereof (concerning assignments and participations). All references herein to the Lender shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

21. Related Credit Arrangements. All obligations of each Grantor under or in respect of Related Credit Arrangements (which are not prohibited under the terms of the Credit Agreement) to which the Lender or any Affiliate of the Lender is a party, shall be deemed to be Secured Obligations secured hereby, and each Affiliate of the Lender party to any such Related Credit Arrangements shall be deemed to be a Secured Party hereunder with respect to such Secured Obligations.

No Affiliate of the Lender that obtains the benefit of any Lien by virtue of the provisions of this Section shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral).

22. Severability. The provisions of this Security Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

23. Counterparts. This Security Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Security Agreement.

24. Termination. Subject to the provisions of Section 13, this Security Agreement and each Security Joinder Agreement, and all obligations of the Grantors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date. Upon such termination of this Security Agreement, the Lender shall, at the request and sole expense of the Grantors, promptly deliver to the Grantors such termination statements and take such further actions as the Grantors may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred hereunder.

25. Notices. Any notice required or permitted hereunder shall be given (a) with respect to the Borrower, at the address for the giving of notice then in effect under the Credit Agreement, (b) with respect to any Grantor, at the address then in effect for the giving of notices to such Grantor under the Guaranty to which it is a party, and (c) with respect to the Lender or a Lender, at the Lender’s address indicated in Schedule 9.02 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Schedule 9.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

26. Joinder. Each Person who shall at any time execute and deliver to the Lender a Security Joinder Agreement substantially in the form attached as Exhibit A hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Grantor and shall have thereupon pursuant to Section 2 hereof granted a security interest in and collaterally assigned to the Lender all Collateral in which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Grantors or to the parties to this Security Agreement shall be deemed to include such Person as a Grantor hereunder. Each Security Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Grantor executing such Security Joinder Agreement and its property. Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedules.

27. Rules of Interpretation. The rules of interpretation contained in Section 1.02 of the Credit Agreement shall be applicable to this Security Agreement and each Security Joinder Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any Credit Extensions referred to herein or secured hereby.

28. Governing Law; Arbitration; Jury Trial Waiver.

(a) THIS SECURITY AGREEMENT AND EACH SECURITY JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE; PROVIDED THAT (i) WITH RESPECT TO THOSE INSTANCES IN WHICH THE APPLICABLE CHOICE OF LAWS RULES OF SUCH STATE, INCLUDING SECTION 9-301 OF THE UCC, REQUIRE THAT THE MANNER OF CREATION OF A SECURITY INTEREST IN SPECIFIC COLLATERAL OR THE MANNER OR EFFECT OF PERFECTION OR NONPERFECTION OR THE RULES GOVERNING PRIORITY OF SECURITY INTERESTS ARE TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION, THEN THE LAWS OF SUCH OTHER JURISDICTION SHALL GOVERN SUCH MATTERS, (ii) EACH CONTROL AGREEMENT (INCLUDING EACH QUALIFYING CONTROL AGREEMENT) APPLICABLE TO ANY SECURITIES ACCOUNT OR DEPOSIT ACCOUNT SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION SPECIFIED IN SUCH CONTROL AGREEMENT, OR OTHERWISE BY THE LAWS OF THE JURISDICTION THAT GOVERN THE SECURITIES ACCOUNT OR DEPOSIT ACCOUNT TO WHICH SUCH CONTROL AGREEMENT RELATES, AND (iii) IN THOSE INSTANCES IN WHICH THE LAWS OF THE JURISDICTION IN WHICH COLLATERAL IS LOCATED GOVERN MATTERS PERTAINING TO THE METHODS AND EFFECT OF REALIZING ON COLLATERAL, SUCH LAWS SHALL BE GIVEN EFFECT WITH RESPECT TO SUCH MATTERS.

(b) THIS SECTION 28 CONCERNS THE RESOLUTION OF ANY CONTROVERSIES OR CLAIMS BETWEEN THE PARTIES, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN (COLLECTIVELY, A “CLAIM”).

(c) AT THE REQUEST OF ANY PARTY, ANY CLAIM SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9, U.S. CODE) (THE “ACT”). THE ACT WILL APPLY EVEN THOUGH THIS SECURITY AGREEMENT PROVIDES THAT IT IS GOVERNED BY THE LAW OF THE STATE OF GEORGIA.

(d) ARBITRATION PROCEEDINGS WILL BE DETERMINED IN ACCORDANCE WITH THE ACT, THE APPLICABLE RULES AND PROCEDURES FOR THE ARBITRATION OF DISPUTES OF JAMS OR ANY SUCCESSOR THEREOF (“JAMS”) AND THE TERMS OF THIS SECTION 28. IN THE EVENT OF ANY INCONSISTENCY, THE TERMS OF THIS SECTION 28 SHALL CONTROL.

(e) THE ARBITRATION SHALL BE ADMINISTERED BY JAMS AND CONDUCTED IN THE STATE OF GEORGIA. ALL CLAIMS SHALL BE DETERMINED BY ONE ARBITRATOR; HOWEVER, IF CLAIMS EXCEED $5,000,000, UPON THE REQUEST OF ANY PARTY, THE CLAIMS SHALL BE DECIDED BY THREE (3) ARBITRATORS. ALL ARBITRATION HEARINGS SHALL COMMENCE WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION AND CLOSE WITHIN NINETY (90) DAYS OF COMMENCEMENT AND THE AWARD OF THE ARBITRATOR(S) SHALL BE ISSUED WITHIN THIRTY (30) DAYS OF THE CLOSE OF THE HEARING. HOWEVER, THE ARBITRATOR(S), UPON A SHOWING OF GOOD CAUSE, MAY EXTEND THE COMMENCEMENT OF THE HEARING FOR UP TO AN ADDITIONAL SIXTY (60) DAYS. THE ARBITRATOR(S) SHALL PROVIDE A CONCISE WRITTEN STATEMENT OF REASONS FOR THE AWARD. THE ARBITRATION AWARD MAY BE SUBMITTED TO ANY COURT HAVING JURISDICTION TO BE CONFIRMED AND ENFORCED.

(f) THE ARBITRATOR(S) WILL HAVE THE AUTHORITY TO DECIDE WHETHER ANY CLAIM IS BARRED BY THE STATUTE OF LIMITATIONS AND, IF SO, TO DISMISS THE ARBITRATION ON THAT BASIS. FOR PURPOSES OF THE APPLICATION OF THE STATUTE OF LIMITATIONS, THE SERVICE ON JAMS UNDER APPLICABLE JAMS RULES OF A NOTICE OF CLAIM IS THE EQUIVALENT OF THE FILING OF A LAWSUIT. ANY DISPUTE CONCERNING THIS ARBITRATION PROVISION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). THE ARBITRATOR(S) SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS SECURITY AGREEMENT.

(g) THIS SECTION 28 DOES NOT LIMIT THE RIGHT OF ANY SECURED PARTY TO: (i) EXERCISE SELF-HELP REMEDIES, SUCH AS BUT NOT LIMITED TO, SETOFF AND RECOUPMENT; (ii) INITIATE JUDICIAL OR NONJUDICIAL FORECLOSURE AGAINST ANY COLLATERAL; (iii) EXERCISE ANY JUDICIAL OR POWER OF SALE RIGHTS, OR (iv) ACT IN A COURT OF LAW TO OBTAIN AN INTERIM REMEDY, SUCH AS BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR APPOINTMENT OF A RECEIVER, OR ADDITIONAL OR SUPPLEMENTARY REMEDIES.

(h) BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY

HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THE CREDIT AGREEMENT AND MAKING THE CREDIT EXTENSIONS AND FOR THE SECURED PARTIES TO ENTER INTO THE RELATED CREDIT ARRANGEMENTS.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Security Agreement on the day and year first written above.

TRX, INC.

By:	/s/ Norwood H. Davis III
Name:	Norwood H. Davis, III
Title:	President

TECHNOLOGY LICENSING COMPANY, LLC

By:	/s/ Norwood H. Davis III
Name:	Norwood H. Davis, III
Title:	President

TRAVEL TECHNOLOGY, LLC

By:	/s/ Norwood H. Davis III
Name:	Norwood H. Davis, III
Title:	President

TRX DATA SERVICES, INC.

By:	/s/ Norwood H. Davis III
Name:	Norwood H. Davis, III
Title:	President

TRX FULFILLMENT SERVICES, LLC

By:	/s/ Norwood H. Davis III
Name:	Norwood H. Davis, III
Title:	President

TRX TECHNOLOGY SERVICES, L.P.

By:	TRX Fulfillment Services, LLC, its general partner

	By:	/s/ Norwood H. Davis III
	Name:	Norwood H. Davis, III
	Title:	President

SECURITY AGREEMENT

Signature Page

SCHEDULE 1

For purposes of this Security Agreement, a “Qualifying Control Agreement” shall mean each of the following, as applicable to the respective items or types of property in which the Grantor now has or may hereafter acquire an interest:

(a) With respect to Investment Property credited to any securities account, an agreement executed by the applicable securities intermediary substantially in the form of Schedule 1-A hereto or in such other form as may be consented to by the Lender in its discretion;

(b) With respect to Deposit Accounts or tangible personal property Collateral in the possession, custody or control of any warehouseman or other bailee, an acknowledgment and agreement executed by the depositary institution or bailee (each, a “Custodian”), as the case may be, and (as to Deposit Accounts) the applicable Grantor, in form and substance acceptable to the Lender and in which the Custodian (i) acknowledges the Lien created hereunder (and, in the case of any Custodian of tangible personal property, that such Custodian holds such Collateral for the Lender for the benefit of itself and the other the Secured Parties), (ii) agrees to discontinue accepting requests or demands from or on behalf of the applicable Grantor for access to or possession of any Collateral of which it is Custodian upon receipt of notice from the Lender that a Default or Event of Default has occurred and is continuing (a “Default Notice”), until such time as the Lender may furnish it with a subsequent notice that such Default or Event of Default has been cured or waived, (iii) agrees that it will comply with instructions from the Lender directing the disposition of the Collateral of which it is Custodian, without requiring further consent from the Grantor, following receipt of any Default Notice from the Lender, (iv) agrees that it will not consent to or acknowledge any Lien on Collateral of which it is Custodian in favor of any other Person until it receives notice from the Lender that all Liens on such Collateral in favor of the Secured Parties have been released or terminated, (v) agrees to waive or subordinate to the Lien conferred hereunder, on terms acceptable to the Lender, any lien, claim, or right of setoff or recoupment (whether statutory or consensual) in favor of the Custodian on any of the Collateral; provided, that Deposit Account Custodians may retain a prior Lien solely for the payment of routine deposit account maintenance and activity charges and the reversal of provisional credits, and (vi) in the case of any warehouseman or other bailee of tangible personal property collateral, agrees to deliver (and accompanies such agreement with any then existing) warehouse receipts or other Documents pertaining to such Collateral;

(c) With respect to Letter-of-Credit Rights, an acknowledgment and agreement of the issuer or other applicable person nominated to accept drafts and or effect payment thereunder (the “Issuer”) of the related letter of credit in form and substance acceptable to the Lender and in which the Issuer (i) consents to and acknowledges the Lien in favor of the Lender conferred hereunder in proceeds of drawings under the related letter of credit, (ii) agrees that it will not acknowledge any Lien in favor of any other Person on Letter-of-Credit Rights until it receives notice from

Schedule 1- Page 1

the Lender that all Liens on such Collateral in favor of the Secured Parties have been released or terminated, and (iii) to the extent not inconsistent with the express terms of the related letter of credit, agrees that upon receipt of notice from the Lender that an Event of Default has occurred and is continuing, it will make all payments of drawings honored by it under the related letter of credit to the Lender, notwithstanding any contrary instruction received from the Grantor; and

(d) With respect to any Investment Property in the form of uncertificated securities, an agreement of the issuer of such Investment Property in form and substance acceptable to the Lender sufficient to confer control (within the meaning of Section 9-106 of the UCC) over such property and containing such other terms and provisions as the Lender may reasonably request.

Schedule 1- Page 2

SCHEDULE 1-A

ACCOUNT CONTROL AGREEMENT

Bank of America, N.A. (the “Lender”) for itself and the other Secured Parties (as defined in the Credit Agreement described below), the undersigned Broker-Dealer (“Broker”), and                      (“Debtor”) hereby agree as follows:

PREAMBLE:

1. Broker has established a securities account number                      (the “Account”) in the name of Debtor.

2. Debtor has granted the Lender a security interest in the Account for the benefit of the Secured Parties pursuant to the Security Agreement (as defined in the Credit Agreement dated as of December 30, 2004, between the Lender and TRX, Inc.).

3. Lender, Debtor and Broker are entering into this Agreement to provide for the control of the Account and to perfect the security interest of Lender in the Account.

TERMS:

Section 1. The Account. Broker hereby represents and warrants to Lender and Debtor that (a) the Account has been established in the name of Debtor as recited above, (b) Exhibit A hereto is a complete and accurate statement of the Account and the financial assets carried therein and any free credit balance thereunder as of the date thereof, (c) Exhibit A does not reflect any financial assets which are registered in the name of Debtor, payable to its order, or specially endorsed to it, which have not been endorsed to Broker or in blank, (d) the security entitlements arising out of the financial assets carried in the Account and such free credit balance are valid and legally binding obligations of Broker, and (e) except for the claims and interest of Lender and Debtor in the Account (subject to any claim in favor of Broker permitted under Section 2), Broker does not know any of claim to or interest in Account. Broker will treat all property held by it in the Account as financial assets under Article 8 of the Uniform Commercial Code of the State of Georgia (the “State”).

Section 2. Priority of Lien. Broker hereby acknowledges the security interest granted to Lender for the benefit of the Secured Parties by Debtor. Broker hereby confirms that the Account is a cash account and that it will not advance any margin or other credit to Debtor therein, either directly by executing purchase orders in excess of any credit balance or money market mutual funds held in the Account, executing sell orders on securities not held in the Account, or by allowing Debtor to trade in instruments such as options and commodities contracts that create similar obligations, nor hypothecate any securities carried in the Account. Broker hereby subordinates, to Lender’s security interest in the Account and to the payment and performance of all obligations and liabilities of Debtor to any of the Secured Parties secured by

Schedule 1A- Page 1

the Account, all liens, encumbrances, claims and rights of setoff or recoupment it may have against the Account or any property in the Account and agrees that, except for payment of its customary fees and commissions pursuant to its agreement with Debtor pertaining to the Account (the “Customer Agreement”) and for payment of the purchase price of property purchased for the Account in compliance with this Agreement, it will not assert any such lien, encumbrance, claim or right against the Account or any property in the Account. In the event that, notwithstanding the foregoing subordination, Broker shall receive any cash or other property in respect of any subordinated claim, lien, or right, Broker shall hold such cash or other property in trust for Lender and, pending delivery thereof to Lender, maintain such cash or other property in a segregated account. Broker will not agree with any third party that Broker will comply with entitlement orders concerning the Account originated by such third party without the prior written consent of Lender and Debtor.

Section 3. Control. Broker will comply with entitlement orders originated by Lender concerning the Account without further consent by Debtor. Except as otherwise provided in Section 2 above and 4 below, Broker may make trades of financial assets held in the Account at the direction of Debtor, or his authorized representatives, and comply with entitlement orders concerning the Account from Debtor, or its authorized representatives, until such time as Lender delivers a written notice to Broker that Lender is thereby exercising exclusive control over the Account. Such notice may be referred to herein as the “Notice of Exclusive Control”.

After Broker receives the Notice of Exclusive Control, it will immediately cease complying with entitlement orders or other directions concerning the Account originated by Debtor or its representatives.

Section 4. No Withdrawals. Notwithstanding the provisions of Section 3 above, Broker shall neither accept nor comply with any entitlement order from Debtor withdrawing any financial assets from the Account nor deliver any such financial assets (or dividends or income received in respect of such property) to Debtor nor pay any free credit balance or other amount owing from Broker to Debtor with respect to the Account without the specific prior written consent of Lender, except that until Broker receives a Notice of Exclusive Control, Broker may distribute to Debtor all interest and regular cash dividends received in respect of property in the Account.

Section 5. Statements, Confirmations and Notices of Adverse Claims. Broker will send copies of all statements, confirmations and other correspondence concerning the Account simultaneously to each of Debtor and Lender at the address set forth on the signature pages of this Agreement. If any person asserts any lien, encumbrance or claim in or against the Account or in any financial asset carried therein adverse to Debtor or Lender, Broker will promptly notify Lender and Debtor thereof.

Section 6. Responsibility of Broker. Except for permitting a withdrawal or payment in violation of Section 4 above or advancing margin or other credit to Debtor in violation of Section 2 above, Broker shall have no responsibility or liability to Lender for making trades of financial assets held in the Account at the direction of Debtor, or his authorized representatives, or complying with entitlement orders concerning the Account from Debtor, or his authorized representatives, which are received by Broker before Broker receives a Notice of Exclusive

Schedule 1A- Page 2

Control. Broker shall have no responsibility or liability to Debtor for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Account originated by Lender. Broker shall have no duty to investigate or make any determination as to whether a default exists under the Credit Agreement or any other agreement between Debtor and any Secured Party and shall comply with a Notice of Exclusive Control even if it believes that no such default exists. This Agreement does not create any obligation or duty of Broker other than those expressly set forth herein.

Section 7. Tax Reporting. All items of income, gain, expense, and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name of taxpayer identification number of Debtor.

Section 8. Customer Agreement. In the event of a conflict between this Agreement and any other agreement between the Broker and the Debtor, the terms of this Agreement will prevail. Regardless of any provision in such agreement, the State shall be deemed to be Broker’s location for the purposes of this Agreement and the perfection and priority of Lender’s security interest in the Account.

Section 9. Termination. The rights and powers granted herein to Lender have been granted in order to perfect its security interest for the benefit of the Secured Parties in the Account, are powers coupled with an interest and will neither be affected by the death, dissolution or insolvency of Debtor nor by the lapse of time. The obligations and agreements of Broker under Sections 2, 3, 4 and 5 above shall continue in effect until the security interest of Lender in the Account has been terminated and Lender has notified Broker of such termination in writing. Upon receipt of such notice the obligations of Broker under Sections 2, 3, 4 and 5 above with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, Lender shall have no further right to originate entitlement orders concerning the Account and Broker may take such steps as Debtor may request to vest full ownership and control of Account in Debtor including, but not limited to, transferring all of the financial assets and credit balances in the Account to another securities account in the name of Debtor or its designee.

Section 10. This Agreement. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

Section 11. Amendments. No amendment, modification or termination of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

Section 12. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

Schedule 1A- Page 3

Section 13. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives, and the assignees of any Secured Party.

Section 14. Rules of Construction. In this Agreement, words in the singular number include the plural, and in the plural include the singular; words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender and the word “or” is disjunctive, but not exclusive. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

Section 15. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth immediately following the signature of its authorized representative set forth below. Any party may change his address for notices in the manner set forth above.

Section 16. Financial Assets. All property credited to the Account will be treated as financial assets under Article 8 of the Uniform Commercial Code of the State.

Section 17. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 18. Choice of Law. The parties hereto agree that certain material events, occurrences and transactions relating to this Agreement bear a reasonable relationship to the State. The validity, terms, performance and enforcement of this Agreement shall be governed by those laws of the State which are applicable to agreements which are negotiated, executed, delivered and performed solely in the State.

Schedule 1A- Page 4

SIGNATURES:

BANK OF AMERICA, N.A.

By:
Name:
Title:

Address for Notices:

Fax: ( ) -

DEBTOR:

By:
Name:
Title:

Address for Notices:

Fax: ( ) -

[BROKER NAME]

By:
Name:
Title:

Address for Notices:

Fax: ( ) -

Schedule 1A- Page 5

SCHEDULE 7(f)

Grantor Information

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)
TRX, Inc.	Georgia corporation	6 West Druid Hills Drive, NE	See Attached.	Inflow: Equipment	Inflow, Inc. 1055 Spring St., NW	Lessor (data center)
f/k/a WT		Atlanta, Georgia			Atlanta, GA 30309
Technologies, Inc.	Georgia Control Number: K943155	30329 Former location: 1055 Lenox Park Suite 420, Boulevard, Atlanta, Georgia 30319		2 Boar’s Head Place Ste 110 Charlottesville, VA 22903: Equipment, Furniture, Fixtures	University of Virginia Real Estate Foundation 465 Crestwood Drive Charlottesville, VA 22903	Lessor
Duke Realty Limited
				Chief Office: All other Collateral	Partnership 3950 Shackleford Rd Ste 300 Duluth, Ga 30096	Lessor

TRX Data Services, Inc.	Virginia corporation	8065 Leesburg Pike Suite 700 Vienna, Virginia	See Attached.	8405 Greensboro Dr. McLean, VA	Charles E. Smith Real Estate Services, L.P. 2345 Crystal Drive,	Lessor
f/k/a Arthur H. Ltd.	Virginia Corporate	22182		22102: Equipment,	Arlington, VA 22202
	ID Number:	Former location:		Furniture, Fixtures	Fairfax Square Partners	Lessor
	0417403-3	1477 Chain Bridge			c/o Charles E. Smith
		Road, Suite 201 McLean, Virginia 22101		Chief Office: All other Collateral	Real Estate Services L.P. Arlington, VA 22202 2345 Crystal Drive

TRX Technology Services, L.P.	Georgia limited partnership	7557 Rambler Road Suite 1300 Dallas, TX 75231 USA	See Attached.	The Planet: Equipment	The Planet 1333 N Stemmons Freeway #110 Dallas, TX 75207	Lessor (data center)
f/k/a TRX	Georgia
Technology Services, LLC f/k/a Travel Technologies Group, L.P.	Control Number: 0000375			Chief Office: All other Collateral	4849 Greenville Partners 6116 North Central Expressway, Dallas TX 75206	Lessor

TRX Fulfillment Services, LLC	Georgia limited liability company	6 West Druid Hills Drive Atlanta, GA 30329 USA	None	6671 Caroline St. Milton, FL 32570: Equipment, Furniture, Fixtures	Create-a-Book, Inc. 1232 Paula Circle Gulf Breeze FL 32563	Lessor
f/k/a
WorldTravel Technologies, LLC	Georgia Control Number: K630518			6657 Caroline St. Milton, FL 32570: Equipment, Furniture, Fixtures	Gulfstar Advertising, Inc. C/O Robert D. Johnstone 5914 Hogan’s Alley Milton FL 32570	Lessor

				179 Regional Parkway, Orangeburg, SC 29118: Equipment, Furniture, Fixtures	Ft. Motte Partners, LLC 1174 Boulevard NE, Orangeburg, SC 29115	Lessor

				3210 Dudley Ave. Parkersburg, WV 26104: Equipment, Furniture, Fixtures	Michael W. Barker/Denver D. Horn 3210 Dudley Ave Parkersburg, WV 26101 Duke Realty Limited	Lessor
				Chief Office: All other Collateral	See TRX, Inc.	Lessor

Travel Technology, LLC	Georgia limited liability company	6 West Druid Hills Drive Atlanta, GA 30329 USA	None	Chief Office: All Collateral	Duke Realty Limited See TRX, Inc.	Lessor

Georgia Control
Number:
0000374

Technology Licensing Company, LLC	Georgia limited liability company	6 West Druid Hills Drive Atlanta, GA 30329 USA	None	Chief Office: All Collateral	Duke Realty Limited See TRX, Inc.	Lessor

Georgia Control
Number:
K944487

SCHEDULE 9(e)

Investment Property

Securities Accounts			Other Investment Property
Name and Address of Securities Intermediary	Account Number	Name and Type of Issuer	Quantity of Shares or Other Interest	Certificate Number(s)
None.			None.

SCHEDULE 9(f)

Deposit Accounts

•	As of Closing, all Deposit Accounts are held by Lender.

SCHEDULE 9(i)

Commercial Tort Claims

None.

EXHIBIT A

Form of Security Joinder Agreement

SECURITY JOINDER AGREEMENT

THIS SECURITY JOINDER AGREEMENT (this “Security Joinder Agreement”), dated as of                         , 20     is made by                                 , a                      (the “Subsidiary”) in favor of BANK OF AMERICA, N.A. (the “Lender”) and the other Secured Parties (as defined in the hereinafter described Credit Agreement). All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as amended, supplemented or restated from time to time, the “Credit Agreement”), dated as of December 30, 2004, between TRX, INC. (the “Borrower”) and the Lender.

WHEREAS, the Joining Grantor is a Subsidiary and required by the terms of the Credit Agreement to become a Guarantor and be joined as a party to the Security Agreement as a Grantor (as defined in the Security Agreement); and

WHEREAS, the Joining Grantor will materially benefit directly and indirectly from the maintenance of the credit facilities made available to the Borrower by the Lender under the Credit Agreement and the extensions of credit from time to time pursuant to the Related Credit Arrangements;

NOW, THEREFORE, the Joining Grantor hereby agrees as follows in order to induce the Lender to maintain such credit facilities and to induce the Secured Parties to enter into the Related Credit Arrangements from time to time:

1. Joinder. The Joining Grantor hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a Grantor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, including without limitation the grant pursuant to Section 2 of the Security Agreement of a security interest to the Lender in the property and property rights constituting Collateral (as defined in Section 2 of the Security Agreement) of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, as security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), all with the same force and effect as if the Joining Grantor were a signatory to the Security Agreement.

2. Affirmations. The Joining Grantor hereby acknowledges and affirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Grantor contained in the Security Agreement.

A-1

3. Supplemental Schedules. Attached to this Security Joinder Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing as thereon indicated the respective Schedules to the Security Agreement. The Joining Grantor represents and warrants that the information contained on each of the Supplemental Schedules with respect to such Joining Grantor and its properties and affairs is true, complete and accurate as of the date hereof.

4. Severability. The provisions of this Security Joinder Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

5. Counterparts. This Security Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Grantor. Delivery of an executed counterpart of a signature page to this Security Joinder Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Security Joinder Agreement.

6. Delivery. The Joining Grantor hereby irrevocably waives notice of acceptance of this Security Joinder Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents made and maintained, in reliance on this Security Joinder Agreement and the Grantor’s joinder as a party to the Security Agreement as herein provided.

7. Governing Law; Arbitration; Waiver of Jury Trial. The provisions of Section 28 of the Security Agreement are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Joining Grantor has duly executed and delivered this Security Joinder Agreement as of the day and year first written above.

JOINING GRANTOR:

By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A.

By:
Name:
Title:

A-2

SUPPLEMENTAL

SCHEDULE 7(f)

Grantor Information

I.	II.	III.	IV.	V.	VI.	VII.
Name	Jurisdiction of Formation/ Form of Equity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)	Name and address of Owner of Collateral Location (If other than Grantor)	Relationship of Persons listed in VI to Grantor (e.g., lessor, warehousemen)

Delivered pursuant to Security Joinder Agreement of                                                  .

Applicable Date:                     , 20

SUPPLEMENTAL

SCHEDULE 9(e)

Investment Property

Securities Accounts			Other Investment Property
Name and Address of Securities Intermediary	Account Number	Name and Type of Issuer	Quantity of Shares or Other Interest	Certificate Number(s)
Grantor

Delivered pursuant to Security Joinder Agreement of                                              .

Applicable Date:                     , 20

SUPPLEMENTAL

SCHEDULE 9(f)

Deposit Accounts

Grantor	Name and Address of Depository Institution	Account No.	Certificate of Deposit No. (If applicable)

Delivered pursuant to Security Joinder Agreement of                                                      .

Applicable Date:                     , 20

SUPPLEMENTAL

SCHEDULE 9(i)

Commercial Tort Claims

Grantor	Adverse Party(ies)	Nature of Claim	Status of Claim

Delivered pursuant to Security Joinder Agreement of                                                      .

Applicable Date:                     , 20

ANNEX I

NOTICE OF SECURITY INTEREST IN U.S. TRADEMARKS

U.S. Department of Commerce

U.S. Patent and Trademark Office

Please be advised that the undersigned has granted a continuing security interest in, and a continuing lien upon, all of the trademarks and trademark applications described below to BANK OF AMERICA, N.A. (the “Lender”), pursuant to a Security Agreement, dated as of December 30, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by TRX, Inc., a Georgia corporation, and certain of its subsidiaries in favor of the Lender.

Trademarks

Trademark Registration Number	Description of Trademark	Date of Registration
2,051,844	NAVIGATOR	April 15, 1997
2,825,443	TRX	March 23, 2004
2,707,451	TRX (Stylized)	April 15, 2003
2,660,090	X (Stylized)	December 10, 2002

Trademark Applications

Trademark Application Serial Number	Description of Trademark	Date of Filing
002870616	FINDING NEW WAYS	October 1, 2002
76/433,178	FINDING NEW WAYS	July 23, 2002
78/204042	PROXI	January 16, 2003
76/429952	RESX	July 12, 2002
76/395536	TRX PROXI	April 15, 2002

The Secured Party’s security interest in the described trademarks and trademark applications can be terminated only in accordance with the terms of the Security Agreement.

Very truly yours,

TRX, INC.

By:
Name:
Title: